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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (File No. 333-                        ) and the related Prospectus of Midway Games Inc. for the registration of 618,001 shares of its common stock and to the incorporation by reference therein of our report dated February 13, 2004, except for Note 13, as to which the date is March 3, 2004, with respect to the consolidated financial statements and schedule of Midway Games Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Chicago, Illinois
April 29, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS